Exhibit 10.4

AMENDMENT NO. 1 dated as of May 31, 2013 (this “Amendment”), to the CREDIT AGREEMENT dated as of May 30, 2012 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among GENERAC ACQUISITION CORP., a Delaware corporation (“Holdings”), GENERAC POWER SYSTEMS, INC., a Wisconsin corporation (the “Lead Borrower”), the Domestic Subsidiaries of the Lead Borrower listed on the signature pages thereto, as borrowers (and together with the Lead Borrower, collectively, the “Borrowers”), the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) and the other agents named therein

The Lead Borrower has requested an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Defined Terms.  Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.                            Amendments.

Effective as of the Amendment No. 1 Effectiveness Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

““Maturity Date” shall mean May 31, 2018.””

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the second paragraph of the definition of “Availability Reserve” in its entirety as follows:

“Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserves shall not be established or changed except upon not less than three (3) Business Days’ (or such shorter period as may be agreed by the Lead Borrower) prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Lead Borrower and (b) the Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), and (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change.  Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserves solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed by the Lead Borrower) shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of three (3) Business Days.”

(c)                                  Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “EBITDA” to replace the second proviso in clause (a)(iv) of such definition with the following:

“provided further that the aggregate amount added back to EBITDA pursuant to this clause (iv) in any period shall not exceed 20% of the EBITDA (or 25% in the case of any Permitted Business Acquisitions (it being understood that any such add backs in excess of the 20% threshold shall solely relate to Permitted Business Acquisitions)) of the Lead Borrower and the Restricted Subsidiaries for such period (prior to giving effect to any such add back)”

(d)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Noticed Hedge” in its entirety as follows:

““Noticed Hedge” shall mean Secured Bank Product Obligations arising under a Swap Agreement, in respect of which the notice delivered to the Administrative Agent by the applicable Secured Bank Product Provider and the applicable Borrower (as required under the definition of “Secured Bank Product Provider”) confirms that such Swap Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Availability Reserves and Section 7.02, so long as no Overadvance would result from establishment of a Bank Product Reserve with respect to such Swap Agreement; provided that, if the amount of Secured Bank Product Obligations arising under such Swap Agreement is increased in accordance with the definition of “Secured Bank Product Obligations”, then such Secured Bank Product Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Swap Agreement without resulting in an Overadvance.”

(e)                                  Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Pro Forma Basis” to replace the proviso in the second paragraph of such definition with the following:

“provided, however that the aggregate amount of any such adjustments pursuant to clause (y) shall not exceed (together with the aggregate add back to EBITDA pursuant to clause (a)(iv) thereof with respect to the applicable four (4) fiscal quarter period) 20% of the EBITDA (or 25% in the case of any Permitted

Business Acquisitions (it being understood that any such add backs or adjustments in excess of the 20% threshold shall solely relate to Permitted Business Acquisitions)) of the Lead Borrower and the Restricted Subsidiaries for any four (4) fiscal quarter period (prior to giving effect to any add back pursuant to clause (a)(iv) thereof)”

(f)                                   Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Secured Bank Product Obligations” in its entirety as follows:

“Secured Bank Product Obligations” shall mean Bank Product Debt, including, without limitation, the Bank Product Debt set forth in Schedule 1.01(a) as of the date hereof, owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates so long as Bank of America is the Administrative Agent) reasonably specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists.”

(g)                                  Section 1.01 of the Credit Agreement is hereby amended by amending and restating clauses (a)(ii) and (a)(iii) of the definition of “Transactions” as follows:

“(ii) the repayment of the Existing Debt (as defined in the Term Facility) and (iii) the making of Amendment No. 1 Effective Date Dividend and”

(h)                                 Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Unrestricted Subsidiary” to remove the words “that is acquired or created after the Closing Date” from such definition.

(i)                                     Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions”

““Amendment No. 1 Effectiveness Date” shall mean May 31, 2013.”

““Amendment No. 1 Effectiveness Date Dividend” shall mean the dividend, in an amount not to exceed $345.0 million, to be paid on, or within 45 days of, the Amendment No. 1 Effectiveness Date from the Lead Borrower to Holdings from the proceeds of the Term Loans and to be paid from Holdings to Parent and from Parent to the holders of the Equity Interests of Parent.”

““Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.”

““Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the

Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.”

““Guarantor” shall have the meaning assigned to such term in the Collateral Agreement.”

““Monthly Reporting Period” shall mean the occurrence of a date when for a period of five consecutive Business Days either (x) the sum of outstanding Revolver Loans and LC Obligations have exceeded $15.0 million or (y) Availability has been less than $100.0 million, until such date that (x) the sum of outstanding Revolver Loans and LC Obligations have not exceeded $15.0 million and (y) Availability has not been less than $100.0 million, in each case, for a period of five consecutive Business Days.”

““Revolving Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.”

““Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

““Swap Obligation” shall mean, with respect to any person, any obligation to pay or perform under any Swap.”

(j)                                    Section 3.06 of the Credit Agreement is hereby amended by replacing “2011” of such Section with “2012”.

(k)                                 Section 4.02 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

“(b)                           (i) Availability on the proposed date of such Borrowing shall be adequate to cover the amount of such Borrowing and (ii) if, on a Pro Forma Basis immediately after giving effect to such proposed Borrowing or issuance, amendment, extension or renewal of a Letter of Credit, either (x) outstanding Revolver Loans and LC Obligations would exceed $15.0 million or (y) Availability would be less than $100.0 million (such event, a “Reporting Trigger Event”), then the Borrowers shall deliver an updated Borrowing Base Certificate that would have been delivered if a Monthly Reporting Period was then in effect, which shall only be required to contain updates as to the amount of the gross Accounts and Inventory; provided that the Borrowers shall not be required to deliver an updated Borrowing Base Certificate for each subsequent Credit Extension after such Reporting Trigger Event; provided however that to the extent the Borrowers are no longer subject to a Monthly Reporting Period and a subsequent Reporting Trigger Event occurs, the Borrower will be required to provide an updated Borrowing Base Certificate as described above in connection with such Credit Extension.  For the avoidance of doubt, delivery of any updated Borrowing Base Certificate pursuant to this Section 4.02(b) shall be in addition to, and shall not affect, the Borrowers’ requirements to deliver Borrowing Base Certificates pursuant to Section 5.12(a).”

(l)                                     Section 5.12(a) of the Credit Agreement is hereby amended by deleting such provision in its entirety and replacing it with the following:

“Borrowing Base Certificates. The Borrowers shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) quarterly Borrowing Base Certificates within 20 days of the fiscal quarter then ended prepared as of the close of business on the last Business Day of the previous fiscal quarter (provided that (1) during a Monthly Reporting Period, the Borrowers shall deliver to the Administrative Agent monthly Borrowing Base Certificates by the 20th day of each month prepared as of the close of business on the last Business Day of the previous month or (2) a Liquidity Event shall have occurred and be continuing, the Borrowers shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (a) set forth in the most recent weekly report, where possible, and (b) for the most recently ended month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended month).  All calculations of Availability in any Borrowing Base Certificate shall be made by the Borrowers and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation in consultation with the Lead Borrower (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.  By the 20th day after the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2012), the Borrowers shall deliver (i) to the Administrative Agent an Applicable Margin Certificate setting forth a calculation of the Average Availability for the fiscal quarter most recently ended and the corresponding Applicable Margins, and (ii) updates, if any, to Schedule O to the Collateral Questionnaire to reflect all locations of Inventory at the end of the fiscal quarter then ended.”

(m)                             Section 6.01(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(j) Indebtedness of the Borrowers under the Term Facility in an aggregate outstanding principal (or committed) amount not to exceed $1,200.0 million, provided that such amount may be increased by any Incremental Term Loans and/or Incremental Equivalent Debt (each as defined in the Term Facility) so long as the sum of (x) any Revolver Commitment Increase, (y) the aggregate initial principal amount of Incremental Term Loans and (z) the aggregate initial principal amount of Incremental Equivalent Debt does not exceed $300.0 million”

(n)                                 Section 6.01(aa) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(aa) (i) additional Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $50.0 million and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that, in each case, such Indebtedness is secured only by Liens permitted by Section 6.02(gg); and”

(o)                                 Section 6.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Dispositions by any Borrower or any Restricted Subsidiary of (i) Revolving Priority Collateral in an aggregate amount after the Amendment No. 1 Effectiveness Date not to exceed $10.0 million and (ii) Term Priority Collateral, in each case, not otherwise permitted by this Section 6.05; provided that the consideration for any Disposition shall be at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (w) the amount of any Indebtedness or other liabilities of any Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $25.0 million in each case, shall be deemed to be cash); provided further that immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred or be continuing; provided further that prior to or concurrently with any such Disposition of Revolving Priority Collateral, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Lead Borrower) shall have been provided to the Administrative

Agent setting forth the adjusted figures thereon on a Pro Forma Basis for such Disposition;”

(p)                                 Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the “and” after clause (l) of such Section, (ii) replacing the “.” at the end of clause (m) of such Section with an “; and” and (iii) adding the following as a new clause (n):

“(n) the Lead Borrower may make the Amendment No. 1 Effectiveness Date Dividend.”

(q)                                 Section 9.01(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“if to any Loan Party, to Generac Power Systems, Inc., Highway 59 and Hillside Road, P.O. Box 8, Waukesha Wisconsin, 53187, attention York Ragen and Joseph Kavalary, Telecopier:  (262) 968-9372, Electronic Addresses:  york.ragen@generac.com and joe.kavalary@generac.com, with a copy to Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201-6950, Attention Angela L. Fontana, Telecopier:  (214) 746-7777, Electronic Address: angela.fontana@weil.com;”

(r)                                    Section 9.06 of the Credit Agreement is hereby amended by adding the following at the end of such section:

“Notwithstanding the foregoing, no amounts set off from any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.”

(s)                                   Schedules 6.01, 6.02, 6.04 and 6.07 attached hereto shall amend and restate the corresponding schedules, as applicable, to the Credit Agreement.

It is understood and agreed that, in accordance with Section 9.04(b) of the Credit Agreement, in connection with this Amendment, KeyBank National Association will become a Lender with a Revolver Commitment of $20,000,000 and that after giving effect to this Amendment, Schedule 2.01 attached hereto shall amend and restate the corresponding schedule in the Credit Agreement.  For the avoidance of doubt, no separate Assignment and Acceptance will be entered into in connection with such assignment.

SECTION 3.                            Representations and Warranties.  The Loan Parties hereby represent and warrant as of the date hereof to each other party hereto that:

(a)                                 The execution, delivery and performance by each Loan Party to this Amendment, and the consummation of the transactions contemplated hereby, are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) violate the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (ii) result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and Liens permitted by Section 6.02 of the Credit Agreement, (iii) violate or result in a default under any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, any Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bounds or (iv) violate any law, statute, rule or regulation applicable to such party; except with respect to any breach, default, contravention or violation referred to in clauses (ii), (iii) or (iv), to the extent that such breach, default, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(b)                                 This Amendment has been duly executed and delivered by each of the Loan Parties party thereto, and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(c)                                  No Default has occurred and is continuing.

SECTION 4.                            Effectiveness.  This Amendment (other than Section 1(a) hereof) shall become effective on and as of the date (such date, the “Amendment No. 1 Effectiveness Date”) on which each of the following conditions is satisfied:

(a)                                 the Administrative Agent shall have executed a counterpart hereof and shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of each Loan Party and the Lenders required pursuant to Section 9.08(b) of the Credit Agreement;

(b)                                 all fees and expenses due to the Administrative Agent, the Arrangers and the Lenders invoiced at least 2 days prior to the Amendment No. 1 Effectiveness Date (including to the extent invoiced prior to the Amendment No. 1 Effectiveness Date, pursuant to Section 9 hereof) required to be paid on the Amendment No. 1 Effectiveness Date shall have been paid;

(c)                                  the representations and warranties of each Borrower and each Guarantor contained in Section 3 of this Amendment shall be true and correct in all material respects on and as of the date hereof; provided, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on the date hereof; and

(d)                                 The Administrative Agent shall have received, on behalf of itself and the Lenders on the Amendment No. 1 Effectiveness Date, a written opinion of Weil, Gotshal & Manges LLP, special counsel for Holdings and the Borrowers, (A) dated the Amendment No. 1 Effectiveness Date, (B) addressed to the Administrative Agent and the Lenders on the Amendment No. 1 Effectiveness Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Parties and the transactions contemplated hereby as the Administrative Agent shall reasonably request, and each of Holdings and the Borrowers hereby instruct its counsel to deliver such opinions;

(e)                                  The Administrative Agent shall have received with respect to each Mortgaged Property located in the United States or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(b) of the Credit Agreement and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee and (C) identify the address of each property that has improvements located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (iv) be otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(f)                                   the Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i)                                     a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(ii)                                  a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Amendment No. 1 Effectiveness Date and certifying:

(A)                               that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Amendment No. 1 Effectiveness Date,

(B)                               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effectiveness Date,

(C)                               that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)                               as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party, and

(E)           as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(iii)          a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(iv)          a certificate of a Responsible Officer of Holdings or the Lead Borrower certifying that as of the Amendment No. 1 Effectiveness Date (i) all the representations and warranties described in Section 4.01(b) are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) that as of the Amendment No. 1 Effectiveness Date, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof.

With respect to the Amendments in Section 1(a) only, in addition to subsections (a) through (c) above, the effectiveness of the provisions set forth in Section 1(a) shall be conditioned upon the delivery by each Lender to the Administrative Agent of a consent to this Amendment.

SECTION 5.                            Post-Closing Requirements.

Within 90 days after the Amendment No. 1 Effectiveness Date, or such later date as the Administrative Agent may agree in its sole discretion, the Loan Parties shall deliver to the Administrative Agent the following items:

(a)           With respect to each Mortgaged Property, an executed amendment to the existing Mortgage encumbering such Mortgaged Property in form and substance reasonably satisfactory to the applicable Administrative Agent and in form suitable for recording in the applicable jurisdiction (each a “Mortgage Amendment”);

(b)           With respect to each Mortgage Amendment, a “down-date” endorsement to the existing Title Policy in form and substance reasonably satisfactory to the Administrative Agent revising the date of said Title Policy to be the date and time of recording of said Mortgage Amendment, or if such endorsement is not available, a “modification” endorsement together with a current title search, reflecting that the applicable Mortgaged Property is free and clear of all Liens other than Liens permitted under the Mortgage (each a “Title Endorsement”);

(c)           With respect to each Mortgage Amendment, favorable opinions of counsel in the jurisdiction in which the Mortgaged Property is located and the jurisdiction in which the applicable mortgagor or grantor is formed, addressed to the Administrative Agent and the Secured Parties, and in form and substance reasonably satisfactory to the Administrative Agent; and

(d)           Evidence of payment of all title insurance premiums, search and examination charges, mortgage recording taxes, fees, costs and expenses, and escrow and related charges required for the recording of each Mortgage Amendment and issuance of each Title Endorsement.

SECTION 6.         Effect of this Amendment; Amendment Arrangers; Certain Authorizations and Waivers.

(a)           Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Issuing Bank, the Swingline Lender or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment No.1 Effectiveness Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)           The Issuing Bank, the Swingline Lender and the Lenders party hereto hereby authorize the Administrative Agent to enter into such amendment or amendments to the Credit Agreement or any other Loan Document (including, without limitation, an amendment to the Collateral Agreement in substantially the form of Exhibit A attached hereto) as shall be appropriate, in the judgment of the Administrative Agent, to give effect to the transactions contemplated hereby or to cure any ambiguity, omission, defect or inconsistency relating to effectuation of the transactions contemplated hereby.

SECTION 7.         Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8.         Governing Law.

(a)           THIS AMENDMENT AND ALL ACTIONS ARISING UNDER THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT LAW, EQUITY, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

(b)           The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment.

SECTION 9.         Expenses. The Lead Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

SECTION 10.       Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

GENERAC ACQUISITION CORP.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC POWER SYSTEMS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

[OTHER BORROWERS]

LENDER SIGNATURE PAGE TO AMENDMENT
NO. 1 TO ABL CREDIT AGREEMENT OF
GENERAC POWER SYSTEMS, INC.,
as Lead Borrower

JPMorgan Chase Bank, N.A.

By:	/s/ Aized A. Rabbani
Name: Aized A. Rabbani
Title: Executive Director

Wells Fargo Bank, N.A.

By:	/s/ David Klages
Name: David Klages
Title: Authorized Signatory

Goldman Sachs Bank USA

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Key Bank National Association

By:	/s/ Nadine M. Eames
Name: Nadine M. Eames
Title: Vice President

BANK OF AMERICA, N.A., as Lender and as Administrative Agent

By:	/s/ Jason Riley
Name: Jason Riley

Title: Senior Vice President

Schedules

Schedule 2.01
Revolver Commitments

Lender	Revolver Commitments
Bank of America, N.A.	$52,500,000
JPMorgan Chase Bank, N.A.	$30,000,000
Wells Fargo Bank, N.A.	$27,500,000
Goldman Sachs Bank USA	$20,000,000
KeyBank National Association	$20,000,000
Total	$150,000,000

1

Schedule 6.01
Indebtedness

1.              $9,000,000 revolving line of credit pursuant to certain promissory notes, made by Ottomotores Comercializadora S.A. de C.V. in favor of Banco Nacional de Mexico, SA;

2.              $8,000,000 revolving line of credit pursuant to that certain Sexto Convenio Modificatorio, by and between Ottomotores Commercializadora S.a. de C.V. and BBVA Bancomer, SA; and

3.              $5,500,000 revolving line of credit pursuant to certain Santander Comex, between Ottomotores S.A. de C.V. and Banco Santander (Mexico), SA.

2

Schedule 6.02(a)
Liens

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Wisconsin	Generac Power Systems,	IBM Credit LLC	UCC-1	All of IBM
	Inc.	1 North Castle Drive	070000035917	Equipment and
	757 N Newcomb St	Armonk, NY 10504	1/2/2007	related software
Waukesha, WI 53187

Wisconsin	Generac Power Systems,	Chemical Methods Leasco,	UCC-1	Lease # 250254
	Incorporated	Inc.	070007732726	One CMA
	211 Murphy Drive	12700 Knott Avenue	5/29/2007	Dishmachine
	Eagle, WI 53119	Garden Grove, CA 92841		Model L-1X

	Additional Debtor:			Undercounter
	Eagle Training Center			SN# 170716
(at same address)

Additional Debtor:
Bill Mongan
(at same address)

Wisconsin	Generac Power Systems,	Carrier Corporation	UCC-1	Air condition and
	Inc.	7310 W. Morris Street	070010625923	related equipment
	Highway 59 and Hillside	Indianapolis, IN 46231	7/27/2007
Road
Waukesha, WI 53187

Wisconsin	Generac Power Systems Inc.	Wisconsin Lift Truck	UCC-1	Used 2005 JLG
	Highway 59 and Hillside	3125 Intertech Dr.	090003175420	Model 1930;
	Dr.	Brookfield, WI 53045	3/13/2009	Truck SN#
	PO Box 8			0200133766;
	Waukesha, WI 53187			Used Truck
111312

Wisconsin	Generac Power Systems	Morris Midwest, LLC	UCC-1	One (1) Okuma
	Hwy 59 & Hillside Road	9300 W Heather Avenue	090008671830	Machine Tool
	Waukesha, WI 53187	Milwaukee, WI 53224	7/15/2009	Model
MA500HB HMC,
Contract
#m6150224,
Serial Number
615.134257,
Equipped with all attachments and accessories, etc.

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Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

Wisconsin	Generac Power Systems Hwy 59 & Hillside Road Waukesha, WI 53187	Doosan Infracore America Corporation 2905 Shawnee Industrial Way Suwanee, GA 30024	UCC-1 090010522414 9/1/2009	All equipment, inventory, accounts, contracts and all proceeds, etc. in connection with contracts with the secured party

Wisconsin	Generac Power Systems, Inc. Highway 59 and Hillside Rd Waukesha, WI 53187	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	UCC-1 100000116311 1/5/2010	All equipment together with all related software, etc.

Wisconsin	Generac Power Systems, Inc. S45W29290 Hwy 59 Waukesha, WI 53189-9053	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	UCC-1 110015957330 12/29/2011	All equipment together with all related software, etc.

Wisconsin	Generac Power Systems, Inc. S45W29290 Hwy 59 Waukesha, WI 53189-9053	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	UCC-1 120000079319 01/03/2012	All equipment together with all related software, etc.

Wisconsin	Generac Power Systems, Inc. S45W29290 Hwy 59 Waukesha, WI 53189-9053	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	UCC-1 120004331617 3/30/2012	All equipment together with all related software, etc.

Wisconsin	Generac Power Systems, Inc. S45 W29290 Hwy 59 Waukesha, WI 53189	Gosiger Inc 3315 Intertech Drive Brookfield, WI 53045	120015030615 11/26/2012	Haas VF-2, Vertical Machining Center, Serial number 1100192, including all options and accessories.

Wisconsin	Magnum Power Products, LLC 215 Power Drive Green Bay, WI 54301	U.S. Venture, Inc. 425 Better Way Appleton, WI 54915	130001552619 02/01/2013	A purchase money security interest in the equipment.

Wisconsin	Magnum Power Products, LLC 215 Power Drive Green Bay, WI 54301	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	130001798530 02/07/2013	Nissan Forklifts and related equipment

4

Schedule 6.04
Investments, Loans and Advances

None.

Schedule 6.07
Transactions with Affiliates

None.

Exhibit A

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 31, 2013 (this “Amendment”), to that certain Guarantee and Collateral Agreement, dated as of May 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by Generac Holdings Inc. (“Parent”), Generac Acquisition Corp. (“Holdings”), Generac Power Systems, Inc. (the “Lead Borrower”), the subsidiaries of the Lead Borrower party hereto (together with the Lead Borrower, the “Borrowers” and the Borrowers, together with Parent and Holdings, the “Loan Parties”) and Bank of America, N.A., as administrative agent for the Secured Parties (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS Holdings and the Borrowers are parties to that certain Credit Agreement, dated as of May 30, 2012 and as further amended as of May 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the lenders party thereto, the Administrative Agent and the other agents party thereto;

WHEREAS, the Guarantee and Collateral Agreement is a Loan Document as defined in the Credit Agreement;

WHEREAS, pursuant to Section 9.08(b) of the Credit Agreement, a Loan Document may be amended pursuant to an agreement or agreements in writing consented to by the Required Lenders and entered into by each other party thereto and the Administrative Agent;

WHEREAS, pursuant to Section 9.08(b) of the Credit Agreement, the Lenders have authorized the Administrative Agent to enter into an amendment to the Guarantee and Collateral Agreement; and

WHEREAS, the parties hereto now wish to amend the Guarantee and Collateral Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.         Definitions. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement or the Guarantee and Collateral Agreement, as the context may require.

SECTION 2.         Amendments to the Guarantee and Collateral Agreement.

2.1          Amendments to Section 1.1 of the Guarantee and Collateral Agreement

(a)                                 The definition of “Secured Obligations” shall be amended by inserting the following immediately prior to the “.” at the end thereof:

“; provided, that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.”

(b)                                 The following term shall be inserted into Section 1.1 in appropriate alphabetical order:

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder with respect to such Swap Obligation at such time by entering into an agreement pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.2                               Amendments to Section 2 of the Guarantee and Collateral Agreement

(a)                                 The first sentence of Section 2.1(a) shall be amended by inserting the words “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)” after the words “Secured Obligations.”

(b)                                 New Section 2.8 shall be inserted as follows:

“2.8. Cross-guaranty. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably guarantees the obligations of each Guarantor under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “guarantee or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

2.3                               Amendments to Section 6.5 of the Guarantee and Collateral Agreement

(c)                                  Section 6.5 shall be amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.”

2.4.                            Amendments to Section 8.6 of the Guarantee and Collateral Agreement

(a)                                 Section 8.6 shall be amended by inserting the following sentence at the end thereof:

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“Notwithstanding the foregoing, no amounts received from any Agreement Party shall be applied to any Excluded Swap Obligations of such Agreement Party.”

SECTION 3.         Conditions. This Amendment shall become effective on the date this Amendment shall have been duly executed and delivered by the Loan Parties and the Administrative Agent.

SECTION 4.         Effect of Amendment.

4.1.         Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 5.         General.

5.1.         GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.2.         Costs and Expenses. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

5.3.         Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4.         Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

5.5.         Miscellaneous. This Amendment shall constitute a Security Document for all purposes of the Credit Agreement.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC HOLDINGS INC.

By:
Name:
Title:

GENERAC ACQUISITION CORP.

By:
Name:
Title:

GENERAC POWER SYSTEMS, INC.

By:
Name:
Title:

MAGNUM POWER PRODUCTS, LLC

By:
Name:
Title:

Signature Page to Guarantee and Collateral Agreement Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Guarantee and Collateral Agreement Amendment